UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 1 , 2010

Commission File Number:  000-25356

Azzurra Holding Corporation
(Exact name of small business issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)
77-0289371
(IRS Employer Identification No.)

501 West Broadway, Suite 801, San Diego, California, 92101
(Address of principal executive offices)

619-795-1134
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On July 1, 2010, Azzurra Holding Coporation (the "Corporation") issued 17,000 shares of Common Stock to Daniel W. Rumsey, the Corporation's President and Chief Executive Officer, for and in consideration for services provided to the Corporation.

The shares issued to Mr. Rumsey have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold in the United States absent the registration or an applicable exemption from the registration requirements of the Securities Act. The issuance of the shares to Mr. Rumsey is exempt from the registration requirements of the Securities Act, pursuant to Regulation D and/or Section 4(2).

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On July 1, 2010, a majority of stockholders of the Corporation executed a written consent to amend the Corporation's Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Corporation from 250,000 to 100,000,000, and to provide for the issuance of up to 10,000,000 shares of Preferred Stock ("Amendment"). In addition, the Amendment provides for the forward split of the Corporation's Common Stock on the basis of five shares for each share of Common Stock currently issued and outstanding. The effective date of the Amendment is July 1, 2010.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Azzurra Holding Corporation.
Date:   July 2, 2010
By:	/s/ Daniel W. Rumsey

Name: Daniel W. Rumsey
Title: President

Exhibit Index

Exhibit No.	Description
EX-3.1	Amendment to Certificate of Incorporation